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EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

Affiliate	Percent Ownership	Percent Ownership	Country
	Direct	Indirect
Albany International Corp.			United States
Albany International Holdings One, Inc.	100%		United States
Albany International Holdings Two, Inc.	100%		United States
Albany International Research Co.	100%		United States
Albany International Techniweave Inc.	100%		United States
Geschmay Corp.	100%		United States
Geschmay Export Corp.		100%	Virgin Islands
Albany International Pty., Ltd.		100%	Australia
Nomafa Gesellschaft GmbH		100%	Austria
Albany Nordiskafilt GmbH		100%	Austria
Albany International Feltros E Telas Industrials Ltds.		100%	Brazil
Albany Engenharia de Sisternas Industria e Com. Ltda.		100%	Brazil
AI Finance Canada, Inc.		100%	Canada
Albany International Canada Inc.		100%	Canada
Geschmay Canada, Ltd.		100%	Canada
M&I Door Systems, Ltd.		100%	Canada
Albany International Receivables Corporation		100%	Cayman Islands
Albany International (China) Co., Ltd.	100%		China
Schieffer Skandinavien A/S		67%	Denmark
Albany Fennofelt OY		100%	Finland
Metco Form OY		100%	Finland
Albany International France, S.A.S.		100%	France
Albany International S.A.S.		100%	France
Cofpa S.A.		100%	France
Nomafa S.A.R.L.		100%	France
Nomafa GmbH		100%	Germany
Albany Door Systems GmbH		100%	Germany
Albany Germany GmbH & Co. KG		100%	Germany
Albany International Germany Holding GmbH		100%	Germany
Albany International Germany Three GmbH		100%	Germany
Albany International GmbH & Co. KG		100%	Germany
Albany International GmbH, Eschenbach		100%	Germany
Albany International Verwaltungs GmbH		100%	Germany
Albany Nordiskafilt GmbH-Germany		100%	Germany
Schieffer Tor-und Schutzsysteme GmbH		100%	Germany
Wurttembergische Filztuchfabrik D. Geschmay GmbH & Co. KG		100%	Germany
AI Financial Services Company		100%	Ireland

Albany International Italia S.p.A.		100%	Italy
Albany International S.p.A.		100%	Italy
Albany Nordiskafilt Kabushiki Kaisha		100%	Japan
Albany International Korea, Inc.		100%	Korea
Telas Industriales de Mexico, S.A. de C.V.	100%		Mexico
Albany International de Mexico S.A. de C.V.		100%	Mexico
Albany International Service Company S.A. de C.V.		100%	Mexico
Martel Wire S.A. de C.V.		100%	Mexico
Albany International B.V.		100%	Netherlands
Nomafa B.V.		100%	Netherlands
Albany Nordiskafilt AS		100%	Norway
Schieffer Polska Sp. zo.o.		65%	Poland
Nevo-Cloth Ltd.		50%	Russia
Geschmay Asia Private Limited		100%	Singapore
Nordiskafilt S.A. (Proprietary) Ltd.		100%	South Africa
Beier Albany and Company (Proprietary Limited)		50%	South Africa
Albany Nordiska S.A.		100%	Spain
Albany International AB		100%	Sweden
Albany Door Systems AB		100%	Sweden
Portsam AB		100%	Sweden
Nomafa AG		100%	Switzerland
Loading Bay Specialists Limited		50%	United Kingdom
Albany International Ltd.	28%	72%	United Kingdom

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EXHIBIT 21 SUBSIDIARIES OF REGISTRANT